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                                                                    Exhibit 10.7

                    AMENDED AND RESTATED LIMITED LIABILITY

                          COMPANY OPERATING AGREEMENT

                                      OF

                             THE 44 BC REALTY LLC

                         dated as of February 9, 1998

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                AMENDED AND RESTATED LIMITED LIABILITY COMPANY

                 OPERATING AGREEMENT OF THE 44 BC REALTY LLC

      This AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT of THE 44 BC REALTY LLC, a Delaware limited liability company (the "Company"), is made as of February 9, 1998, by and between THE 44TH B.C. REALTY CORP., a New York corporation ("BC Realty"), as a member and as the Managing Member, and POLESTAR FORTY-FOURTH HOLDING LLC, a Delaware limited liability company (such member and any successors or assigns thereof, "NS Member"), as a member (collectively, the "Members").

      WHEREAS, BC Realty was formerly the Owner of a certain parcel of Land (the "Land") and improvements located thereon (said improvements together with any and all future replacements thereof, collectively, the "Building"), which Land and improvements as described in Exhibit A are also known as 19 West 44th Street, New York, New York (the Land and the Building, collectively, the "Premises");

      WHEREAS, BC Realty formed the Company under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended from time to time (the "Delaware Act"), by causing to be filed a Certificate of Formation of the Company with the Office of the Secretary of State of the State of Delaware on February 3, 1998 and, in connection therewith, entered into the Limited Liability Company Agreement of The 44 BC Realty LLC (the "Initial Agreement");


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      WHEREAS, in connection with the formation of the Company, BC Realty contributed the Premises to the Company, free and clear of all liens and encumbrances, except as contemplated in the Purchase Agreement (hereinafter defined);

      WHEREAS, the Company desires to assign to NS Member, and NS Member desires to assume, a 1% interest in the Company and, accordingly, BC Realty and NS Member wish to amend and restate the Initial Agreement, in accordance with
Section 18-201(d) of the Delaware Act, in order to document (i) such assignment and assumption and (ii) the agreement of the Members in respect of the affairs of the Company and the conduct of its business;

      WHEREAS, PoleStar Forty-Fourth Optionee LLC, a Delaware limited liability company ("NS Optionee"), has acquired for valuable consideration on this date paid to the Company an unconditional and irrevocable option (the "Option") to purchase the Premises and the Company, as optionor, has granted such Option to NS Optionee, pursuant to the terms of the Option Agreement (as such terms are hereinafter defined);

      WHEREAS, on this date the Company and Master Tenant have entered into the Master Lease Agreement (as such terms are hereinafter defined);

      WHEREAS, simultaneously with the execution and delivery of this Agreement, in return for certain rights which NS Member shall receive under this Agreement, including, but not limited to (i) the special powers granted in Section 4.02,
(ii) the right to approve Major Decisions as provided in Section 4.03, (iii) the right to approve any Transfers of Interest by all other Members; and (iv) rights to pursuant to Section 10.07, NS Member has paid $7,047,000 to BC Realty;


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      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.01. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings herein specified.

      "Acquired Interests" shall have the meaning set forth in Section 10.07.

      "Affiliate" means, with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement" means this Amended and Restated Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time.

      "Additional Payments" shall have the meaning given such term in Section 10.07(a) of this Agreement.

      "Approval" (and any variation thereof) of a Member or Managing Member shall mean the written consent or approval of the Member or Managing Member, as the case may be, which may be granted or withheld in its sole discretion unless otherwise expressly provided to the contrary in this Agreement. Such Approval shall be valid for a Member or Managing Member who is not a natural person only if given by an Authorized Representative of such Member or Managing Member. Use of the term "reasonable" in connection with the term "Approval" or any variation thereof or with the term "satisfactory" means that such Approval shall not be withheld, delayed or conditioned unreasonably.

      "Authorized Representative" means the representative of each member, designated as such in accordance with Section 4.04 of this Agreement.


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      "Bankruptcy" means any of the following:

      (a) With respect to any action of the Managing Member, Member or other agent of the Company, (i) applying for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, administrator, liquidator or the like of itself or of all or of a substantial portion of its assets, (ii) admitting in writing its inability, or be generally unable or deemed unable under any applicable law, to pay its debts as such debts become due, (iii) convening a meeting of creditors for the purpose of consummating an out-of-court arrangement, or entering into a composition, extension or similar arrangement, with creditors in respect of all or a substantial portion of its debts, (iv) making a general assignment for the benefit of its creditors, (v) placing itself or allow itself to be placed, voluntarily or involuntarily, under the protection of the law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (vi) taking any action for the purpose of effecting any of the foregoing; or

      (b) With respect to any action of any Person (other than the Managing Member, Member or other agent of the Company, but inclusive of the Company) the commencement of a proceeding or case in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debts, of the Company with respect thereto, (ii) the appointment of a trustee, receiver, custodian, administrator, liquidator or the like of the Company with respect thereto or of all or a substantial portion of the Company's assets, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, without the consent of the other Members and such proceeding or case shall continue undismissed for a period of ninety (90) days, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) days, or an order for relief or other legal instrument of similar effect against the Company shall be entered in an involuntary case under such law and shall continue for a period of sixty (60) days.

      "Business Days" means weekdays other than Holidays.

      "Capital Account" means the capital account established for each Member in accordance with Section 5.02(a).

      "Capital Receipts" means the gross cash proceeds received by the Company from the sale, exchange or any other disposition of any capital asset of the Company, or of all or substantially all of the assets of the Company (including without limitation in any Liquidation of the Company) or of any partnership or limited liability company in which the Company holds a direct or indirect interest, or from the incurrence of any Indebtedness (but excluding capital contributions received by the Company), reduced by the sum of (i) all expenditures made by the Company or by any partnership or limited liability company in which the Company holds a direct or indirect interest, in connection with such sale,


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      exchange or other disposition, (ii) debt service payments made from such gross cash proceeds, and (iii) amounts set aside as reserves therefrom by the Managing Member.

      "Capitalized Lease" as to any Person means (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of such Person and its subsidiaries, (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (iii) any lease of property, real or personal, which is treated as indebtedness for Federal income tax purposes.

      "Cash Flow" means, with respect to any period, the amount by which (i) all cash receipts received by the Company during such period from whatever source derived (including, without limitation, cash from operations and funds released during such period from cash reserves previously established from cash from operations, but excluding Capital Receipts, funds released from reserves relating to Capital Receipts and capital contributions received by the Company) exceeds (ii) all disbursements of cash by the Company during such period, including, without limitation, payment of operating expenses, capital expenditures, payment of principal and interest on the Company's indebtedness except to the extent taken into account under the definition of Capital Receipts, and reserves established by the Managing Member, but excluding distributions to Members, expenses and additions to reserves relating to any Capital Receipts.

      "Certificate of Formation" means the Certificate of Formation referred to in the first recital of this Agreement and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect and applicable on the date of the application of the provisions of this Agreement containing such reference.

      "Company" has the meaning specified in the Preamble to this Agreement.

      "Contingent Obligation" as to any Person means any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases (including Capitalized Leases), dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary


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      obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, solvency or other financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or obligations of such Person which would not be required to be disclosed under GAAP as liabilities or footnoted on such Person's financial statement. The amount of any accrued or accruable Contingent Obligation shall be determined in accordance with GAAP.

      "Control" means (a) in the case of a corporation, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all the voting stock (exclusive of stock which is voting only as required by applicable law or in the event of nonpayment of dividends and pays dividends only on a nonparticipating basis at a fixed or floating rate), and (b) in the case of any entity, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all of the beneficial equity interests therein (calculated by a method that excludes from equity interests ownership interests that are nonvoting (except as required by applicable law or in the event of nonpayment of dividends or distributions) and pay dividends or distributions only on a non-participating basis at a fixed or floating rate) or, in any case, (c) the power directly or indirectly, to direct or control, or cause the direction of, the management policies of another Person, whether through the ownership of voting securities, general partnership interests, common directors, trustees, officers by contract or otherwise. The terms "controlled" and "controlling" shall have meanings correlative to the foregoing definition of "control."

      "Conversion Amount" shall have the meaning set forth in Section 10.07.

      "Conversion Event" shall mean the acquisition of the Interests of the Managing Member and additional Members (other than NS Member's Interest) pursuant to Section 10.07 of this Agreement.

      "Converted Members" shall have the meaning set forth in Section 10.07.

      "Covered Person" means the Members (including Members acting as Managing Members), any Affiliate of a Member or any officers, managers, members, employees, representatives or agents of a Member, or any employee or agent of the Company or its Affiliates.

      "Delaware Act" shall have the meaning set forth in the first recital of this Agreement.


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      "Encumbrance" shall mean any security interest, mortgage, lien, charge, adverse claim, or restriction of any direct or indirect, choate or inchoate kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attribute of ownership.

      "Fiscal Year" shall have the meaning set forth in Section 2.04.

      "GAAP" means generally acceptable accounting principles.

      "Hedge Agreement" means an interest rate swap, cap, floor, collar or other interest rate protection agreement, provided that the entity providing such interest rate management agreement maintains a credit rating equal or exceeding "A" as rated by Standard & Poor's Ratings Services or Aa2 by Moody's Investors Service Inc. or such other recognized rating agency reasonably satisfactory to the Lender.

      "Holidays" means those days listed on Exhibit B attached hereto as well as New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas, and any other days on which there is no regular United States postal service or the New York Stock Exchange (or any successor thereto) is closed.

      "incur" means to issue, assume, guarantee, incur or otherwise become liable for; and "incurrence" has the correlative meaning.

      "Indebtedness" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (v) all Contingent Obligations of such Person, (vi) all payment obligations of such Person under any Hedge Agreement (without regard to the credit rating threshold herein above set forth in its definition) or currency swaps or similar agreements, (vii) all indebtedness and liabilities secured by any lien or mortgage on any property of such Person, whether or not the same would be classified as a liability on a balance sheet, (viii) the liability of such Person in respect of banker's acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement, (ix) the present value of the aggregate amount of rentals or other consideration payable by such Person in accordance with GAAP over the remaining unexpired term of all Capitalized Leases, (x) all judgments or decrees by a court, tribunal or board of arbitration, (xi) all indebtedness, payment obligations and contingent obligations of any partnership in which such Person holds a general partnership interest,
      (xii) all convertible debt and subordinated debt, (xiii) all preferred stock of such


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      Person that is redeemable for cash, cash equivalent, note receivable or similar instrument or is convertible to Indebtedness as defined herein, and (xiv) all obligations, liabilities, reserves and any other items which are listed as a liability on a balance sheet of such Person determined on a consolidated basis in accordance with GAAP, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit.

      "Initial Agreement" shall have the meaning set forth in the Second
      Recital.

      "Initial Contributions" shall have the meaning set forth in Section 5.01.

      "Interest" means a limited liability company interest in the Company, including the right of the holder thereof to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of a Member to comply with all of the terms and provisions of this Agreement.

      "Lease Termination Notice" shall have the meaning set forth in Section
      10.10 hereof.

      "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a capital lease or under any financing lease having substantially the same economic effect as any of the foregoing, inchoate liens arising under the Employment Retirement Income Security Act of 1974, as amended and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor or consignor pursuant to ss.9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

      "Liquidation" means any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. For the purpose of this definition, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, interests, units or other consideration) of all or substantially all the property or assets of the Company shall be deemed a voluntary liquidation, dissolution or winding up of the Company, but a consolidation or merger of the Company with one or more other limited liability companies, corporations or other Persons shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

      "Managing Member" means BC Realty Corp., in its capacity as the Member of the Company designated as the manager unless and until replaced as Managing Member pursuant to this Agreement and thereafter shall mean such replacement Managing Member.


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      "Master Lease Agreement" means that certain Lease of even date herewith between the Company, as landlord, and an Affiliate of NS Member, as tenant (such tenant and its successors and assigns, the "Master Tenant") for a term of twenty five years, subject to extension as provided therein, demising the Premises.

      "Member" means any Person that holds an Interest in the Company, is admitted as a member of the Company pursuant to the provisions of this Agreement and named as a member of the Company on Schedule A hereto and includes any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the Company.

      "Net Disposition Profits" and "Net Disposition Losses" means for each taxable year of the Company an amount equal to the Company's net gain or loss for such year resulting from transactions described in the definition of Capital Receipts, determined in accordance with the Federal income tax accounting methods and rules used by the Company on its Federal Partnership Information Return.

      "Net Operating Profits" and "Net Operating Losses" means for each taxable year of the Company an amount equal to the Company's net income or loss for such year as determined in accordance with the Federal income tax accounting methods and rules used by the Company on its Federal Partnership Information Return, but excluding Net Disposition Profits and Net Disposition Losses, and increased by any non-taxable income received by the Company and decreased by any non-deductible expenses incurred by the Company.

      "NS Optionee" means PoleStar Forty-Fourth Optionee LLC, a Delaware limited liability company, its successors and assigns as optionee under the Option Agreement.

      "Option" shall have the meaning set forth in the Fifth Recital to this Agreement.

      "Option Agreement" means that certain Option Agreement of even date herewith between the Company, as optionor, and NS Optionee, as optionee.

      "Option Exercise Date" means the earlier to occur of (a) March 1, 2008 and
      (b) the date payments in respect of condemnation are paid to the landlord under the Master Lease Agreement; subject, however, to the terms of
      Section 10 and any terms in the Option Agreement which may accelerate the Option Exercise Date thereunder (in the event of such acceleration, the Option Exercise Date hereunder shall also be accelerated to coincide with the Option Exercise Date thereunder).

      "Option Termination Date" means the later of (i) March 1, 2023 or (ii) 30 days after the giving of a notice from the Managing Member to the NS Member that it has not delivered the Buyout Notice in Section 10.07 (b) hereof, which notice can be given no earlier than


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      the first day of the tenth (10th) month following the twenty-fourth anniversary of the date hereof provided that the Option Termination Date shall be co-terminous with any valid and legal termination of the Master Lease pursuant to its terms prior to the Option Exercise Date.

      "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity of whatever nature.

      "Premises" shall have the meaning set forth in the Recitals to this Agreement.

      "Purchase Agreement" means that certain Agreement dated as of January 14, 1998, between F.S. Realty Corp., BC Realty and NS Optionee.

      "Regulations" means the regulations proposed or promulgated under the Code, as amended from time to time, or any federal income tax regulations promulgated after the date of this Agreement. A reference to a specific Regulation refers not only to such specific Regulation but also to any corresponding provision of any federal tax regulation enacted after the date of this Agreement, as such specific Regulation or corresponding provision is in effect and applicable on the date of application of the provisions of this Agreement containing such reference.

      "Reminder Notice" shall have the meaning given such term in Section 10.07(b).

      "Substitute Member" means a Person who is admitted to the Company as a Member pursuant to Section 10.05 hereof, and who is named as a Member on Schedule A to this Agreement (as amended to reflect such Member).

      "Tax Matters Partner" means the Managing Member designated as such in
      Section 4.08.

      "Terminated Member" means any Member which has resigned, assigned its Interest, has had its Interest acquired pursuant to Section 10.07, or which has otherwise withdrawn from the Company.

      "Transfer" shall have the meaning given such term in the Option Agreement.


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                                  ARTICLE II

                              GENERAL PROVISIONS

      SECTION 2.01. Company Name. The name of the Company shall continue to be "The 44 BC Realty LLC." The name of the Company may be changed from time to time by the Managing Member in its discretion.

      SECTION 2.02. Registered Office; Registered Agent. The Company shall continue to maintain a registered office in the State of Delaware at, and the name and address of the Company's registered agent in the State of Delaware is, Corporation Service Company, 1013 Center Road, Wilmington, Delaware 19805-1297. Such office and such agent may be changed from time to time by Managing Member in its discretion.

      SECTION 2.03. Nature of Business; Permitted Powers.

            (a) The purposes of the Company shall be: to own the Premises and to engage in such other lawful general business activities that are necessary, incidental or appropriate in relation to the foregoing.

            (b) The Company shall be a single purpose entity and shall not engage in any activity that is not described in the foregoing purposes of the Company.

      SECTION 2.04. Fiscal Year. Unless and until otherwise determined by the Managing Member, the fiscal year of the Company for federal income tax purposes shall, except as otherwise required in accordance with the Code, end on December 31 of each year (each, a "Fiscal Year").

      SECTION 2.05. Existence. The Company shall continue to exist until such time as it is dissolved in accordance with the provisions of Article XI of this Agreement.

      SECTION 2.06. Limitation on Member Liability.

            (a) Except as otherwise expressly required by law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Managing Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Managing Member.

            (b) Except as otherwise expressly required by law, a Member, including the Managing Member, in its capacity as a Member or Managing Member, shall have no liability to


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any Person hereunder in excess of (i) its obligation to make payments expressly provided for in this Agreement and (ii) the amount of any distributions wrongfully distributed to it.

      SECTION 2.07. Good Faith Obligation. The Managing Member and every other Member shall take no improper actions, nor cause any unjustified delay or act in any way to impede, directly or indirectly, the performance of the Company's (and to the extent appropriate, the Members' and their Affiliates') obligations under the Option Agreement, the Master Lease Agreement or Article X of this Agreement.

                                  ARTICLE III

                             ADMISSION OF MEMBERS

      SECTION 3.01. Admission of NS Member. The Company hereby assigns a one (1%) percent Interest to NS Member and NS Member hereby accepts such assignment and agrees to be bound by the terms and provisions of this Agreement. Upon the execution of this Agreement, BC Realty and NS Member shall be admitted to the company as a Member.

      SECTION 3.02. Admission of Additional Members. The Managing Member may not admit additional Members without obtaining the Approval of NS Member and, further, upon the condition that the additional Member shall agree to be bound by the terms and conditions of this Agreement and assume all obligations associated therewith.

                                  ARTICLE IV

                                  MANAGEMENT

      SECTION 4.01. Management of Business by Managing Member; Major Decisions. Except as otherwise set forth in this Agreement, the Managing Member shall be responsible for managing the business of the Company and shall make all decisions affecting the business of the Company. Except as otherwise set forth in this Agreement, the other Members shall have no right of Approval or consent with respect to such decisions. The Managing Member shall have all the rights, powers and authority permitted to be exercised by the Managing Member of a limited liability company formed under the Act, except with respect to Major Decisions or as otherwise expressly limited or restricted by this Agreement. The Managing Member, in extension and not in limitation of the powers given to it by law, shall have full power, except as otherwise set forth in this Agreement, and shall have the obligation, without the necessity of obtaining the Approval of any other Member (except as otherwise set forth in this Agreement), and at the expense of the Company, to:

            (i) Do any and all acts and things necessary, proper, convenient or advisable to effectuate the purposes of the Company and to direct the Company in accordance with the terms of this Agreement;


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            (ii) Pay all costs and expenses incurred in operating and holding, directly and indirectly, Company property out of Company funds, and the Manager shall take all reasonable steps to insure that such amounts are timely paid or provision for payment thereof is timely undertaken from such Company funds;

            (iii) Enter into and to perform the Company's obligations under any agreement to which it becomes a party, as Approved by the Members, including purchase and sale agreements for the acquisition and disposition of the Company's assets;

            (iv) Authorize and engage in transactions and dealings on behalf of the Company, including transactions and dealings with any Member or any Affiliate of any Member or the Managing Member;

            (v) Subject to this Agreement, determine and make distributions, in cash or otherwise, on Interests, in accordance with the provisions of this Agreement and of the Delaware Act;

            (vi) Establish or set aside any reserve or reserves for contingencies and for any other proper Company purpose;

            (vii) Acquire and enter into any contract of insurance necessary or desirable for the protection or conservation of the Company and its assets or otherwise in the interest of the Company as the Managing Member shall determine;

            (viii)Open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;

            (ix) Bring and defend on behalf of the Company actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

            (x) Prepare and cause to be prepared reports, statements and other relevant information for distribution to Members as may be required or determined to be appropriate by the Managing Member from time to time;

            (xi) Prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company; and

            (xii) Execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing, other than where the Approval of NS Member is required, in which cases NS Member must execute such documents or instruments as well in order for the Company's act to be valid, legal, binding and enforceable, and except for such documents and instruments which NS Member is authorized to execute and deliver in accordance with this Agreement.

      Except as expressly otherwise provided in this Agreement, no Member (other than the Managing Member) shall take part in the day-to-day management, operation or control of the business and affairs of the Company,

      SECTION 4.02. Special Powers of NS Member.

            (a) Notwithstanding any other provision of this Agreement, and provided that the Master Lease Agreement has not been terminated on account of a default by the Master Tenant and that the Managing Member has not purchased NS Member's Interest as provided in Section 10.09 and, further provided, that NS Optionee has fully performed its obligations under the Option Agreement, including, but not limited to, the payment of all sums due to the Company, as optionor, thereunder, NS Member shall have the sole and exclusive power, authority and right to take on behalf of and in the name of the Company, and to cause the Company to take, all actions necessary or appropriate to fulfill the Company's obligations under the Option Agreement, including, but not limited to,
(a) transferring and/or conveying the Premises, (b) executing and delivering any deeds, agreements, instruments or other documents, and (c) paying (on behalf of the Company) all closing costs taxes and charges required to be paid in connection with the aforegoing. NS Member shall have the right to exercise the aforementioned power without the approval or consent of the Managing Member or of any other Members and all closing costs, taxes and charges associated therewith shall be borne by BC Realty and it is understood that NS Optionee may withhold reasonable expenses on NS Member's behalf from the payment under the Option Agreement as security for payment of all sums required to be paid.

            (b) Notwithstanding the powers granted to the Managing Member pursuant to Section 4.01, the Members acknowledge and agree that the NS Member shall have the sole and exclusive right to execute and deliver on behalf of the Company, as the owner of the Premises, (i) the execution of any Renewal Memoranda of Option (as such term is defined in the Option Agreement); (ii) those documents, instruments and agreements required by any lender or any other party seeking to encumber title to the Premises in respect of any Indebtedness or with respect to any easements, rights of way, covenants and restrictions, agreements and similar matters, and by any Leasehold Mortgagee (as such term is defined in the Master Lease Agreement) in connection with any leasehold financing, as contemplated by the Master Lease Agreement and any and all ancillary documents to be executed in connection therewith, provided that with respect to the Indebtedness and the other matters listed in this clause (ii), such Indebtedness and other matters have been effectuated by the Master Tenant on behalf of the Company pursuant to the Master Tenant's rights or obligations under Articles 4 and 34 of the Master Lease Agreement; (iii) any of the matters listed in clauses (a) through (f) of Section 4.2 of the Master Lease Agreement; and (iv) the removal of any Non-Permitted Encumbrance (as such term is defined in the Master Lease Agreement); and (v) the Lease Termination Notice, as provided in Section 10.10 hereof.

      SECTION 4.03. Major Decisions. The following are major decisions requiring the Approval of NS Member or the transferee(s) or assignee(s) of its Interest:

            (i) Dissolving, terminating or liquidating of the Company, except as provided in Article XI of this Agreement;

            (ii) Other than in the event of a default on the part of the Master Tenant continuing beyond any applicable, grace and notice period in the Master Lease Agreement, terminating the Master Lease Agreement.

            (iii) Entering into any ground or master lease, sale or other commercial transaction in which economic benefits substantially similar to the foregoing are expected to be realized by the Company or subjecting the Premises or any part thereof to any Lien;

            (iv) Causing or permitting the Company to incur any Indebtedness (provided, however, Approval of NS Member shall be deemed given if such Indebtedness is effectuated by the Master Tenant on behalf of the Company pursuant to the Master Tenant's obligations under Article 34 of the Master Lease Agreement unless the Master Tenant fails to perform its obligations under said Article 34 after the expiry of all applicable grace and notice periods and Leasehold Mortgagee has failed to cure such default pursuant to Article 24 of the Master Lease);

            (v) Acquiring any property other than the Premises;

            (vi) Modifying or refinancing any indebtedness of the Company or selecting a lender to make loans to the Company (provided, however, Approval of NS Member shall be deemed given if such modification or refinancing transaction is effectuated by the Master Tenant pursuant to the Master Tenant's obligation under Article 34 of the Master Lease Agreement unless the Master Tenant fails to perform its obligations under said Article 34 after the expiry of all applicable grace and notice periods and Leasehold Mortgagee has failed to cure such default pursuant to Article 24 of the Master Lease);

            (vii) Entering into any agreement with respect to the Company or its property, including, without limitation, the Premises or materially modifying the terms of any contract that required the Approval of the Members to enter into;

            (viii) Determining the terms of any participation in the Company or the Premises (e.g., distribution and control issues) of third party investors;

            (ix) Admitting Additional Members or admitting transferee Members to the Company as Substituted Members or entering into financing that participates in profits of the Company; or permitting any transfer of any Interest in the Company;

            (x) Confessing any judgment against the Company or causing or permitting the Company to take any action that would constitute a Bankruptcy under clause (a) of the definition of the term "Bankruptcy" in
      Section 1.01;

            (xi) Performing, causing or permitting the performance of an act in contravention of this Agreement or any act in contravention of documents binding upon or otherwise affecting the Company or any of its Members;

            (xii) Performing, causing or permitting the performance of any increase in the amount of the Capital Contributions specified in Section 5.1;

            (xiii) Performing, causing or permitting the performance of any act which would make it impossible to carry on the ordinary business of the Company, except in connection with the Company's performance of its obligations with respect to the Option;

            (xiv) Performing, causing or permitting the performance of any action which would cause the Company to become an entity other than a Delaware limited liability company;

            (xv) Changing the purpose and scope of the Company, other than in connection with the exercise of the Option;

            (xvi) Amending, modifying or altering the terms and provisions of this Agreement;

            (xvii) Making in-kind distributions or accepting in-kind contributions;

            (xviii) Entering into any agreement (i) which would cause any Member to become personally liable on or in respect of any Indebtedness or (ii) which is not nonrecourse to the Members;

            (xix) Causing the payment by the Company of any salary, fees or other compensation to, or entering into any contract between the Company and any Affiliate of any Member, except as specifically provided for in this Agreement;

            (xx) Causing the Company to redeem or repurchase all or any portion of the interest of a Member, except as permitted in this Agreement;

            (xxi) Permitting the Managing Member to voluntarily withdraw as Managing Member;

            (xxii) Causing or permitting the Company to be merged with any other entity; or

            (xxiii) Taking any other action that is required to be Approved by the Members under this Agreement;

      Notwithstanding anything in this Section 4.03 to the contrary, the Managing Member may perform any action requested of the Company by the Master Tenant or NS Optionee under the Option Agreement without obtaining the Approval of NS Member. Further, Approval of NS Member shall be required for Major Decisions only so long as (a) the Master Lease Agreement has not been terminated by the Company on account of a default by the Master Tenant, (b) there has been no material breach of the Option Agreement (material breach being solely the failure to pay sums due in accordance with the Option Agreement's provisions when the counterparty is ready, willing and able to perform) by any Affiliate of NS Member or (c) NS Member's Interest has not been acquired pursuant to Section
10.09 of this Agreement. Further, notwithstanding anything in this Section 4.03 to the contrary, the Managing Member shall be permitted to make distributions in accordance with Article VII of this Agreement without the Approval of the other Members.

      SECTION 4.04. Approval Procedure. Notice of the request for a Member's Approval of any matter for which such Approval is required pursuant to this Agreement shall be delivered by the Managing Member to each of the then Authorized Representatives, together with the Managing Member's summary and analysis of the matter for which such Approval is requested and the requesting Member's recommendations with respect to the matter for which Approval is requested. Each Authorized Representative shall approve or disapprove such matter by notice to the other Member given within ten (10) Business Days following delivery of such notice. Failure of any Authorized Representative to timely respond by written notice to the requesting Member, indicating Approval or disapproval of such matter and, if disapproved, the reason for such disapproval, shall be deemed withholding of the Approval by such Authorized Representative of such matter for which Approval is requested. Notwithstanding anything in this Agreement to the contrary, no Authorized Representative of a Terminated Member shall have the right to Approve any action. The initial Authorized Representative of NS Member shall be W. Edward Scheetz, 60 Londonderry Drive, Greenwich, Connecticut 06830 and the initial Authorized Representative of BC Realty shall be Joseph Chetrit, c/o Prince Management, 7th Floor, 498 Seventh Avenue, New York, New York 10012. Each Member or Managing Member may designate a replacement Authorized Representative by providing notice to all of the Members of such designation along with the name and address of such replacement and such evidence from such Member or Managing Member providing for the designation and authorization of the replacement Authorized Representative as may be reasonably satisfactory to the other Members.

      SECTION 4.05. Books and Records; Accounting. The Managing Member shall keep or cause to be kept at the principal office of the Company (or at such other place as the Managing Member shall advise the other Members in writing) true and complete books and records regarding the status of the business and financial condition and results of operations of the Company. The books and records of the Company shall be kept in accordance with the Federal income tax accounting methods and rules determined by the Managing Member, which methods and rules shall reflect all Company transactions and be appropriate and adequate for the Company's business.

      SECTION 4.06. Reliance by Third Parties.

            (a) Except as specifically set forth in Sections 4.02 and 10.7 hereof in respect of the powers of the NS Member, Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Member herein set forth except where otherwise expressly set forth, in which case such reliance is misplaced and, among other remedies, shall subject said Persons to potential liability in equity and at law to NS Member.

            (b) Any Person dealing with the Company is entitled to rely conclusively on the power and authority of the NS Member in acting on behalf of the Company pursuant to the powers granted to it under Sections 4.02, and 10.07.

      SECTION 4.07. Expenses. Except as otherwise provided in this Agreement, the Company shall be responsible for and shall pay out of funds of the Company, as determined by the Managing Member to be available for such purpose, all expenses and obligations of the Company, including those incurred by the Company or by the Managing Member or its Affiliates on behalf of the Company in connection with the formation, operation or management of the Company, and in organizing the Company.

      SECTION 4.08. Company Tax and Information Returns.

            (a) The Managing Member shall cause to be prepared and timely filed all tax and information returns required to be filed for the Company. The Managing Member may, in its discretion, make or refrain from making any federal, state or local income or other tax elections for the Company that it deems necessary or advisable, including, without limitation, any election under
Section 754 of the Code or any successor provision; provided, however, that the Managing Member may not elect to have the Company treated as a corporation for tax purposes without the Approval of all the Members.

            (b) BC Realty is hereby designated as the Company's "Tax Matters Partner" under Section 6231(a)(7) of the Code and shall have all the powers and responsibilities of such position as provided in the Code. BC Realty is specifically directed and authorized to take whatever steps BC Realty, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Regulations issued under the Code, provided that BC Realty shall take no action as Tax Matters Partner under this Section 4.08(b) without the reasonable Approval of other Members. Expenses incurred by the Tax Matters Partner, in its capacity as such, will be borne by the Company.

      SECTION 4.09. Option Agreement and Master Lease Agreement. Each of the Members hereby (i) ratifies the execution and delivery of the Option Agreement and the Master Lease Agreement, (ii) consents to the terms, conditions and provisions thereof and (iii) authorizes and directs BC Realty to take such actions as are necessary and appropriate to perform, enforce or otherwise comply with the Company's obligations thereunder.

                                   ARTICLE V

                      CONTRIBUTIONS AND CAPITAL ACCOUNTS

      SECTION 5.01. Capital Contributions. BC Realty, as Managing Member, and NS Member, as a Member, have made the contributions indicated in connection with their respective names on Schedule A attached hereto (the "Initial Contributions").

      SECTION 5.02. Capital Accounts.

            (a) There shall be established for each Member on the books of the Company a capital account (a "Capital Account"), which shall be maintained and adjusted as provided in the Regulations.

            (b) Upon the occurrence of any event specified in Regulation Section 1.704-1(b)(2)(iv)(f), the Managing Member may cause the Capital Accounts of the Members to be adjusted to reflect the fair market value of the Company's assets at such time as determined in good faith by the Managing Member. The adjustments shall reflect the manner in which the unrealized income, gains, loss, or deduction inherent in such property would be allocated among the Members if there were a taxable disposition of such property for such fair market value determined in good faith by the Managing Member on the date of the occurrence of such event.

      SECTION 5.03. Withdrawal of Capital: Return of Capital: Deficit Balance in Capital Account.

            (a) Except as otherwise specifically set forth in this Agreement, no Member shall have the right to (i) withdraw such Member's capital contribution or to demand or receive the return of a capital contribution or make any claim to any portion of Company capital or (ii) demand or receive property other than cash in return for a capital contribution or to receive any distribution in return for a capital contribution that is not required by this Agreement.

            (b) Except as expressly provided in this Agreement, no Member shall have personal liability to make any capital contribution.

            (c) A deficit Capital Account of a Member shall not be deemed to be a liability of such Member or an asset or property of the Company or any other Member. Except as provided in the next sentence, no Member shall have any obligation to the Company or any other

Member for any deficit balance in such Member's Capital Account. Upon liquidation of the Company, NS Member shall pay to the Company an amount equal to the lesser of (i) any deficit balance in its Capital Account and (ii) the amount by which (A) 1.01% of the Managing Member's unreturned Capital Contributions exceeds (B) the unreturned Capital Contributions of NS Member.

                                  ARTICLE VI

                                  ALLOCATIONS

      SECTION 6.01. Allocation of Net Operating Profits and Net Operating Losses for Book Accounting Purposes.

            (a) Net Operating Profits shall be allocated for book accounting purposes to the Members as follows: 99% to BC Realty and 1% to NS Member.

            (b) Net Operating Losses shall be allocated for book accounting purposes to the Members as follows: 99% to BC Realty and 1% to NS Member.

      SECTION 6.02. Allocation of Net Disposition Profits and Net Disposition Losses for Book Accounting Purposes.

            (a) Net Disposition Profits shall be allocated for book accounting purposes to the Members as follows: 99% to BC Realty and 1% to NS Member.

            (b) Net Disposition Losses shall be allocated for book accounting purposes to the Members as follows: 99% to BC Realty and 1% to NS Member.

                                  ARTICLE VII

                                 DISTRIBUTIONS

      SECTION 7.01. Distributions from Operations. Subject to Sections 7.03 and 9.01, Cash Flow for any period shall be distributed to the Members, at times determined by the Managing Member as follows: 99% to BC Realty and 1% to NS Member.

      SECTION 7.02. Distributions of Capital Receipts. Except as provided in the next sentence, and subject to Sections 7.03 and 9.01, Capital Receipts shall be distributed to the Members, at times, as determined by the Managing Member, as follows: 99% to BC Realty and 1% to NS Member. All proceeds of the Loan (as defined in the Master Lease Agreement), the payment required to be made pursuant to the terms of the Option Agreement on the date of its execution and delivery, any Additional Payments, all apportionments to the Company under the

Master Lease Agreement, as well as any tax certiorari refunds for years 1997-1998 and earlier, shall be distributed in full to BC Realty.

      SECTION 7.03. Distributions in Kind. The Managing Member may cause the Company to make distributions of assets in kind only after Approval by NS Member. Whenever the distribution provided for in Section 7.01 or Section 7.02 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property determined by the Managing Member in good faith, and in the event of such a distribution there shall be allocated to the Members in accordance with Article VI the amount of Net Operating Profits or Losses and the amount of Net Disposition Profits or Losses that would result if the distributed asset had been sold for an amount in cash equal to its fair market value at the time of the distribution. No Member shall have the right to demand that the Company distribute any assets in kind to such Member.

                                 ARTICLE VIII

                           SPECIAL ALLOCATION RULES

      SECTION 8.01. Allocations. The following provisions are incorporated in the Agreement.

            (a)   Allocations for U.S. Federal Income Tax Purposes.

            (i) For each Fiscal Year or other relevant period, except as otherwise provided in this Section 8.01(a), for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of Net Operating Profits, Net Operating Losses, Net Disposition Profits or Net Disposition Losses allocated pursuant to Article VI of this Agreement.

            (ii) In accordance with Code Sections 704(b) and 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for federal income tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such property to the Company for federal income tax purposes and the initial fair market value of such property.

            (iii) If the book value of any Company property is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the book value of such asset in the manner prescribed under Code Sections 704(b) and 704(c) and the Regulations thereunder. In furtherance of the foregoing, the Company shall employ any reasonable method selected by the Managing Member. The

      Managing Member is specifically authorized to select the traditional method described in Regulation Section 1.704-3(b).

            (b) Allocations with Respect to Transferred or Additional Interests. Profits and Losses allocable to an Interest assigned, issued or reissued during a Fiscal Year shall be allocated to each Person who was the holder of such Interest during such Fiscal Year on the basis of an interim closing of the books of the Company.

                                  ARTICLE IX

                                   COVENANTS

      SECTION 9.01. Affirmative Covenants. The Company and the Managing Member hereby covenant that the Company, in the conduct its business and operations, shall:

      (a) maintain books and records and bank accounts separate from those of any other person;

      (b) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

      (c) hold regular Company meetings, as appropriate, to conduct the business of the Company, and observe all other Company formalities;

      (d) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

      (e) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group;

      (f) allocate and charge fairly and reasonably any common employee or overhead shared with affiliates and maintain a sufficient number of employees in light of its contemplated business operations;

      (g) transact all business with affiliates on an arms'-length basis and pursuant to enforceable agreements;

      (h) conduct business in its own name, and use separate stationery, invoices and checks;

      (i)   not commingle its assets or funds with those of any other person;

      (j) not assume, guarantee or pay the debts or obligations of any other person;

      (k)   pay its own liabilities out of its own funds;

      (l)   not acquire obligations or securities of its members;

      (m) not pledge its assets for the benefit of any other entity or make any loans or advances to any entity, other than in connection with the Loan (as such term is defined in the Master Lease Agreement);

      (n)   correct any known misunderstanding regarding its separate identity;

      (o) intend to maintain adequate capital in light of its contemplated business operations;

      (p)   maintain all required qualifications to do business in New York;

      (q) not cause or consent, directly or indirectly, to any action which would cause or result in the Bankruptcy of the Company;

      (r) not engage in any business or activity other than the ownership of the Premises and activities incidental to the development thereof;

      (s)   not own any assets other than the Premises;

      (t) not merge into or consolidate with any other entity nor dissolve or terminate or liquidate, transfer or otherwise dispose of all or substantially all or any material portion of its assets unless such resulting entity or transferee is a single purpose entity and complies with the other provisions of this section;

      (u) preserve its existence as a limited liability company duly organized, validly existing and in good standing (if applicable) under the laws of Delaware, and shall not amend, modify, terminate or fail to comply with the provisions of such entities organizational documents, if such amendment, modification, termination or failure to comply would adversely affect the ability of Owner to perform its obligations hereunder;

      (v) not own any subsidiary or make any investment in any person or entity;

      (w) not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than in connection with the Loan (as such term is defined in the Master Lease Agreement); and

      (x) not become insolvent or fail to pay its debts as the same become due and payable or permit the total amount of its liabilities (including contingent liabilities) to exceed the total fair saleable value of its assets or fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; however, the foregoing shall not apply where the fair market value of the Building has diminished for reasons other than any action or inaction of the Landlord.

                                   ARTICLE X

                    RESIGNATION AND ASSIGNMENT OF INTERESTS

      SECTION 10.01 Resignation of a Managing Member. A Managing Member shall only be entitled to resign upon assignment of the entirety of its Interest to a single Person in compliance with Section 10.04 and Section 10.05.

      SECTION 10.02. Resignation of Member. A Member (other than a Managing Member) may resign from the Company prior to the dissolution and winding up of the Company only upon, and shall be deemed to have resigned upon, any redemption, exchange or other repurchase by the Company or an assignment of its interests in compliance with the provisions of Section 10.04 and Section 10.05.

      SECTION 10.03. No Distribution Upon Resignation. Upon resignation, no resigning Member shall be entitled to receive any distribution or otherwise be entitled to receive the fair value of its Interest; provided, however, that upon any redemption, exchange or other repurchase by the Company, such Member shall be entitled to receive the amount payable by the Company in connection with such redemption, exchange or other repurchase.

      SECTION 10.04. Assignment of Interests.

            (a) The Managing Member and any additional Members (other than NS Member) shall be required to obtain the Approval of NS Member prior to any Transfer of its Interest, whether in whole or in part. Additionally, there shall be no Transfers of any Interest in BC Realty, except as permitted by the Option Agreement. Any Transfer in violation of this Section 10.04 (a) shall be void ab initio and shall entitle the NS Member to exercise its right to acquire the Acquired Interest pursuant to Section 10.07 hereof.

            (b) Except as specifically prohibited by Section 10.10 hereof, NS Member may freely Transfer all or any part of its Interest at any time (but only with an assignment of its corresponding rights under the Option Agreement), without the prior Approval of the Managing Member or any other Member and the interests within NS Member may be freely Transferred, in whole or in part, at any time.

      SECTION 10.05. Right of Assignee to Become a Substitute Member. If the provisions of Section 10.04 have been complied with, such transfer shall, nevertheless, not entitle the assignee to become a Member or to be entitled to exercise or receive any of the rights, powers or benefits of a Member other than the right to receive distributions to which the assigning Member would be entitled, unless (i) the assigning Member designates, in a written instrument delivered to the Managing Member, its assignee to become a Substitute Member, and (ii) the transferee has executed and acknowledged such instruments, in form and substance reasonably satisfactory to the Managing Member, as all of the Members reasonably deem necessary or desirable in their sole discretion to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to any rights and/or obligations represented by the Interests acquired by such transferee, including, without limitation, specifically with respect to transfers of interests other than those held by NS Member, the provisions of Sections 4.02, 4.03 and 10.07. If a Member assigns all of its Interest in the Company and the assignee of such Interest is entitled to become a Substitute Member pursuant to this Section 10.05, such assignee shall be admitted to the Company effective immediately prior to the effective date of the assignment, and, immediately following such admission, the assigning Member shall cease to be a member of the Company and shall be deemed a Terminated Member.

      SECTION 10.06. Recognition of Transfer by Company. No Transfer, or any part thereof, that is in violation of this Article X shall be valid or effective, and neither the Company nor the Managing Member shall recognize the same for the purpose of making distributions pursuant to Article VII hereof with respect to such Interest or part thereof. Neither the Company nor the Managing Member shall incur any liability as a result of refusing to make any such distributions to the assignee of any such invalid assignment. In the event that a Transfer of an Interest is made in compliance with Article X, the transferee shall succeed to the portion of the Capital Account of the assigning Member attributable to the Interest or portion thereof transferred or assigned, and to the right to receive distributions and allocations attributable to the Interest or the portion thereof transferred or assigned, made or allocated after the date of the interim closing of the books of the Company relating to such transfer or assignment.

      SECTION 10.07. NS Member Interest Purchase Option.

            (a) Provided that the Managing Member has not purchased NS Member's Interest as provided in Section 10.09 and, further provided that the NS Member has made all the Additional Payments set forth on Exhibit C-1 annexed hereto, as same may have been reduced by any Set-Offs provided in Article 38 of the Master Lease Agreement, NS Member or its designee shall have the right to acquire the Interest of all the other Members free and clear of all liens and encumbrances (the "Acquired Interests"), including the Managing Member and additional Members, if any (the "Converted Members"), from and after the Option Exercise Date and at any time thereafter until the Option Termination Date for the amount equal to the amount shown on Exhibit C as of the effective date of the Buyout Notice referred to below (the "Conversion Amount"), the closing of which may take place subsequent to the Option Termination Date, at the option of the NS Member, provided, however, if the Converted Members are ready, willing and able to close pursuant to the provisions of this Section 10.07, the closing shall occur within one hundred and twenty (120) days after delivery of the Buyout Notice. To exercise its rights pursuant to this Section 10.07 (in accordance with Section 12.08), NS Member shall give notice

(the "Buyout Notice") to the Managing Member, which shall be accompanied by cash (not in excess of $100,000) or a certified check drawn on a New York bank and payable to BC Realty for the Conversion Amount. Once the Conversion Amount is paid no Additional Payments shall be due and payable. As of the effective date (determined in accordance with Section 12.08) of the notice under this Section
10.07 (the "Buyout Date"), the Converted Members shall have been deemed to have resigned and withdrawn from the Company, and shall become Terminated Members, and NS Member shall accede absolutely to all the rights, titles, interests and privileges of the Converted Members and shall be the sole Managing Member and Member of the Company. To evidence the rights granted to NS Member herein, suitable Uniform Commercial Code statements or other instruments will be executed, acknowledged and delivered by the Company and the affected Members from time to time at the request of NS Member and NS Member may thereafter, to the extent permissible under law, renew such statements or instruments without the consent of any other party. All taxes and charges associated with the exercise of NS Member's rights hereunder shall be borne by the Converted Members, and the Conversion Amount shall stand as security for their payment of all sums required to be paid. Eighteen (18) months after the date that the Premises shall have been transferred by the Company to NS Optionee pursuant to the terms of the Option Agreement the right of the NS Member to acquire the Acquired Interests shall be deemed terminated.

            (b) Notwithstanding the foregoing, if NS Member shall fail to deliver the Buyout Notice prior to the Option Termination Date, NS Member shall be deemed to have not exercised its right to the Acquired Interests.

      SECTION 10.08. Master Lease Agreement and Option Agreement Liability.

            (a) Any liability to the Master Tenant under the Master Lease Agreement shall be borne solely by the Managing Member and shall not be the responsibility of NS Member, inasmuch as the Managing Member was the fee owner of the Premises immediately prior to the transfer of the fee to the Company and the execution and delivery of the Master Lease Agreement.

            (b) Any liability of the Company, and Optionor under the Option Agreement, to NS Optionee shall be borne solely by the Managing Member and shall not be the responsibility of NS Member, unless such liability was caused by a default by NS Optionee under the Option Agreement.

      SECTION 10.09. Termination Buyout Option. Upon the valid and legal termination of the Master Lease Agreement pursuant to the terms thereof prior to the Option Exercise Date, but only if the party having the right to elect to purchase under the Option or Section 10.07 has not so elected either or both of the rights set forth in the Option Agreement or Section 10.07 hereof, as the case may be, prior to such termination of the Master Lease Agreement, the Managing Member shall have the right to acquire the Interest of NS Member for the sum of $1 and may exercise such option by giving notice to NS Member's Authorized Representative, which shall be accompanied by cash or a certified check in the amount of $1 payable to NS Member, and delivered to its Authorized Representative. To confirm the rights granted to the Managing Member herein, suitable Uniform Commercial Code statements or other instruments will be executed, acknowledged and delivered by the Company and the affected Members from time to time at the request of the Managing Member and Managing Member may thereafter and to the extent permissible by law renew such statements or instruments without first obtaining the consent of NS Member. As of the effective date (determined in accordance with Section 12.08) of the notice under this Section 10.09, the NS Member shall have been deemed to have resigned and withdrawn from the Company, and shall become a Terminated Member, and the Managing Member shall accede absolutely to all the rights, titles, interests and privileges of the NS Member and shall be the sole Member of the Company.

            SECTION 10.10. Right to Purchase After Termination. If there is a valid and legal termination of the Master Lease Agreement pursuant to its terms, which termination occurs on or after the Option Exercise Date, and no holder of a mortgage which is a lien on the leasehold estate created by the Master Lease Agreement has exercised its right pursuant to the Lease to obtain a new lease, the Company, as the landlord under the Master Lease Agreement, will so notify (the "Lease Termination Notice") the NS Member at the address set forth herein for notices. In such event, the NS Member shall have the right to acquire the Acquired Interests pursuant to the terms of Section 10.07 hereof, provided, however, (i) if within thirty (30) days of the NS Member's actual receipt of such notice, the NS Member fails to exercise its right to acquire the Acquired Interests, or (ii) in the alternative, if the Company fails to notify the NS Member, and the NS Member has not, within sixty (60) days from the date of the valid and legal termination of the Master Lease Agreement, exercised the right to acquire the Acquired Interests, the NS Member's right to exercise the right to acquire the Acquired Interests shall be deemed terminated.

                                  ARTICLE XI

                                  DISSOLUTION

      SECTION 11.01. Duration and Dissolution. Subject to the provisions of this Agreement, the Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

            (a) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act;

            (b) the dissolution or liquidation of the Managing Member unless the business of the Company is continued by the consent of all remaining Members within 90 days following the occurrence of such event, and the remaining Members appoint a new managing member, effective as of the date of such event; or

            (c) December 31, 2097.

      The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event which terminates the continued membership of any Member in the Company shall not cause the Company to be dissolved and its affairs wound up.

      SECTION 11.02. Winding Up. After the Option Termination Date and subject to the provisions of the Delaware Act, the Managing Member shall have the exclusive right to wind up the Company's affairs in accordance with Section 18-803 of the Delaware Act (and shall promptly do so upon dissolution of the Company), and shall also have the exclusive right to act as or appoint a liquidating trustee in connection therewith.

      SECTION 11.03. Distribution of Assets. Upon the winding up of the Company, the assets shall be distributed to the Members in accordance with their positive capital account balances, subject to the applicable terms of Section 18-804 of the Delaware Act.

      SECTION 11.04. Notice of Liquidation. The Managing Member shall give each of the other Members at least 10 days' prior written notice of any Liquidation.

                                  ARTICLE XII

                                 MISCELLANEOUS

      SECTION 12.01. Tax Reports and Financial Statements. After the end of each fiscal year, the Managing Member shall, as promptly as possible and in any event within 90 days after the close of the fiscal year, cause to be prepared and transmitted to each Member federal income tax form K-1.

      SECTION 12.02. Successors; Counterparts. This Agreement (a) shall be binding as to executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Members, and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

      SECTION 12.03. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under said Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provisions relating to the distributions and allocations of the Company or to any fee payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

      SECTION 12.04. Filings. Following the execution and delivery of this Agreement, the Managing Member shall promptly prepare any documents required to be filed and recorded under the Delaware Act, and the Managing Member shall promptly cause each such document to be filed and recorded in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Managing Member shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

      SECTION 12.05. Power of Attorney. Each Member does hereby constitute and appoint each Managing Member as its true and lawful representative and attorney-in-fact, in its name, place and stead, to make, execute, sign, deliver and file (a) a Certificate of Formation of the Company, any amendment thereof required because of an amendment to this Agreement or in order to effectuate any change in the membership of the Company (provided the necessary Approval has been obtained pursuant to Section 4.03), (b) this Agreement, (c) any amendments to this Agreement (provided the necessary Approval has been obtained pursuant to Section 4.03) and (d) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company (provided the necessary Approval has been obtained pursuant to Section 4.03) or for any other purpose consistent with this Agreement and the transactions contemplated hereby.

      The power of attorney granted hereby is coupled with an interest and shall
(i) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Member granting the same or the transfer of all or any portion of such Member's Interest and (ii) extend to such Member's successors, assigns and legal representatives.

      SECTION 12.06. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

      SECTION 12.07. Additional Documents. Each member, upon the request of the Managing Member, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

      SECTION 12.08. Notices. All notices, requests and other communications to any party hereunder shall be in writing, shall be sent by (i) United States certified mail, return receipt requested, postage prepaid, (ii) prepaid, overnight, national courier ("Courier") or (iii) personal delivery and shall be given to such party (and any other person designated by such party) at its address or facsimile number set forth in Schedule A with respect to BC Realty and NS Member or as otherwise set forth in a schedule filed with the records of the Company for any other Party, or to such other address or facsimile number as such party may hereafter specify for the purpose of notice to the Managing Member (if such party is not a Managing Member) or to all the other Members (if such party is a Managing Member). Each such notice, request or other communication shall be effective (a) if given by certified mail, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, of (b) if given courier or hand delivery, when delivered or refused at the address specified pursuant to this Section. As a matter of convenience, only notices may be sent by facsimile, provided a hard copy is delivered as stated above, but the delivery by facsimile shall not accelerate the date delivery of a notice is deemed to have been received.

      SECTION 12.09. Waiver of Right to Partition and Bill of Accounting. To the fullest extent permitted by applicable law, each of the Members covenants that it will not, and hereby waives any right to (except with the consent of the Managing Member), file a bill for partnership accounting. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Company's assets.

      SECTION 12.10. Construction. No provision of this Agreement shall be construed against a party because of authorship. Whenever this Agreement provides for the taking of an action on a date which is not a Business Day, the date for such action shall be extended until the next Business Day.

      SECTION 12.11. Additional Documents. Each Member, upon the request of any other Member, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be necessary to carry out the provisions of this Agreement and the intentions of the parties.

      SECTION 12.12. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by all of the Members.

      IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.

                                        MEMBERS:

                                        THE 44th B.C. REALTY CORP., a New York
                                        corporation

                                        By: /s/ Joseph Chetrit
                                           -------------------------------------
                                           as Managing Member


First Signature Page                     Amended and Restated Limited Liability
                                                           Company Agreement of
                                                           The 44 BC Realty LLC

                                        POLESTAR FORTY-FOURTH HOLDING LLC

                                        By: /s/ W. Edward Scheetz
                                           -------------------------------------
                                           Name: W. Edward Scheetz
                                           Title: President



Second Signature Page                   Amended and Restated Limited Liability
                                                          Company Agreement of
                                                          The 44 BC Realty LLC

State of New York       )
                        )  ss.:
County of New York      )

            On the __th day of February in the year 1998, before me, the undersigned, a Notary Public in and for said State, personally appeared Joseph Chetrit, personally known to me or proved to me on the basis of satisfactory evidence to be the same individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.


                                          ------------------------------
                                          [Seal]

State of New York       )
                        )  ss.:
County of New York      )

            On the __th day of February in the year 1998, before me, the undersigned, a Notary Public in and for said State, personally appeared W. Edward Scheetz, personally known to me or proved to me on the basis of satisfactory evidence to be the same individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.


                                          ------------------------------
                                          [Seal]

                                  Exhibit A

                           Description of Premises

                                    Exhibit B

                                 JEWISH HOLIDAYS

                            Rosh Hashanah (Both Days)
                                   Yom Kippur
                              Succot (First 2 Days)
                                 Shmini Atzeret
                                  Simchat Torah
                     Passover (First 2 Days and Last 2 Days)
                               Shavuot (Both Days)

                                  Exhibit C - 1

                               Additional Payments

                                  Exhibit C - 2

                     Schedule of Conversion Amount Payments

                                   SCHEDULE A


    Member           Capital Contribution              Address
    ------           --------------------              -------

The 44th B.C.        $35,00,000 in-kind      c/o Prince Management Corp.
Realty Corp.         contribution of         498 Seventh Avenue
                     Premises                New York, New York 10036
                                             c/o NorthStar Capital Partners, LLC

PoleStar Forty-                              527 Madison Avenue
Fourth Holding LLC             $1.00         New York, New York 10022

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I         DEFINITIONS...............................................   3
      SECTION 1.01.  Definitions............................................   3

ARTICLE II        GENERAL PROVISIONS........................................  10
      SECTION 2.01.  Company Name...........................................  10
      SECTION 2.02.  Registered Office; Registered Agent....................  10
      SECTION 2.03.  Nature of Business; Permitted Powers...................  11
      SECTION 2.04.  Fiscal Year............................................  11
      SECTION 2.05.  Existence..............................................  11
      SECTION 2.06.  Limitation on Member Liability.........................  11
      SECTION 2.07.  Good Faith Obligation..................................  11

ARTICLE III       ADMISSION OF MEMBERS......................................  12
      SECTION 3.01.  Admission of NS Member.................................  12
      SECTION 3.02.  Admission of Additional Members........................  12

ARTICLE IV        MANAGEMENT................................................  12
      SECTION 4.01.  Management of Business by Managing Member;
                        Major Decisions.....................................  12
      SECTION 4.02.  Special Powers of NS Member............................  14
      SECTION 4.03.  Major Decisions........................................  14
      SECTION 4.04.  Approval Procedure.....................................  17
      SECTION 4.05.  Books and Records; Accounting..........................  17
      SECTION 4.06.  Reliance by Third Parties..............................  18
      SECTION 4.07.  Expenses...............................................  18
      SECTION 4.08.  Company Tax and Information Returns....................  18
      SECTION 4.09.  Option Agreement and Master Lease Agreement............  18

ARTICLE V         CONTRIBUTIONS AND CAPITAL ACCOUNTS........................  19
      SECTION 5.01.  Capital Contributions..................................  19
      SECTION 5.02.  Capital Accounts.......................................  19
      SECTION 5.03.  Withdrawal of Capital: Return of Capital:
                        Deficit Balance in Capital Account..................  19

ARTICLE VI        ALLOCATIONS...............................................  20

      SECTION 6.01.  Allocation of Net Operating Profits and
                        Net Operating Losses for Book Accounting Purposes...  20
      SECTION 6.02.  Allocation of Net Disposition Profits and
                        Net Disposition Losses for Book Accounting Purposes.  20

ARTICLE VII       DISTRIBUTIONS.............................................  20
      SECTION 7.01.  Distributions from Operations..........................  20
      SECTION 7.02.  Distributions of Capital Receipts......................  20
      SECTION 7.03.  Distributions in Kind..................................  21

                                                                            PAGE
                                                                            ----

ARTICLE VIII      SPECIAL ALLOCATION RULES..................................  21
      SECTION 8.01.  Allocations............................................  21

ARTICLE IX        COVENANTS.................................................  22
      SECTION 9.01.  Affirmative Covenants..................................  22

ARTICLE X         RESIGNATION AND ASSIGNMENT OF INTERESTS...................  24
      SECTION 10.01.  Resignation of a Managing Member......................  24
      SECTION 10.02.  Resignation of Member.................................  24
      SECTION 10.03.  No Distribution Upon Resignation......................  24
      SECTION 10.04.  Assignment of Interests...............................  24
      SECTION 10.05.  Right of Assignee to Become a Substitute Member.......  24
      SECTION 10.06.  Recognition of Transfer by Company....................  25
      SECTION 10.07.  NS Member Interest Purchase Option....................  25
      SECTION 10.08.  Master Lease Agreement and Option Agreement Liability.  26
      SECTION 10.09.  Termination Buyout Option.............................  26

ARTICLE XI        DISSOLUTION...............................................  27
      SECTION 11.01.  Duration and Dissolution..............................  27
      SECTION 11.02.  Winding Up............................................  27
      SECTION 11.03.  Distribution of Assets................................  27
      SECTION 11.04.  Notice of Liquidation.................................  27

ARTICLE XII       MISCELLANEOUS.............................................  28
      SECTION 12.01.  Tax Reports and Financial Statements..................  28
      SECTION 12.02.  Successors; Counterparts..............................  28
      SECTION 12.03.  Governing Law; Severability...........................  28
      SECTION 12.04.  Filings...............................................  28
      SECTION 12.05.  Power of Attorney.....................................  29
      SECTION 12.06.  Headings..............................................  29
      SECTION 12.07.  Additional Documents..................................  29
      SECTION 12.08.  Notices...............................................  29
      SECTION 12.09.  Waiver of Right to Partition and Bill of Accounting...  30
      SECTION 12.10.  Construction..........................................  30
      SECTION 12.11.  Additional Documents..................................  30
      SECTION 12.12.  Amendments............................................  30

Exhibits

      Exhibit A-  Description of the Land
      Exhibit B-  Jewish Holidays
      Exhibit C-1 Additional Option Payments
      Exhibit C-2 Schedule of Option Amounts

Schedules

      Schedule A - Table of Members, Interests and Contributions


                                      -ii-